UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2021

WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	001-35077		36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

9700 W. Higgins Road, Suite 800	Rosemont	Illinois	60018
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (847) 939-9000
Not Applicable
(Former name or former address, if changed since last year)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Ticker Symbol	Name of Each Exchange on Which Registered
Common Stock, no par value	WTFC	The NASDAQ Global Select Market
Series D Preferred Stock, no par value	WTFCM	The NASDAQ Global Select Market
Depositary Shares, Each Representing a 1/1,000th Interest in a Share of	WTFCP	The NASDAQ Global Select Market
6.875% Fixed-Rate Reset Non-Cumulative Perpetual Series E Preferred Stock, no par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02. Results of Operations and Financial Condition
The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
On January 20, 2021, Wintrust Financial Corporation (the “Company”) announced earnings for the fourth quarter of 2020 and posted on its website the Fourth Quarter 2020 Earnings Release Presentation. Copies of the press release relating to the Company’s earnings results and the related presentation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively. Certain supplemental information relating to non-GAAP financial measures reported in the attached press release and presentation is included on pages 37 through 39 of Exhibit 99.1 and pages 18 through 19 of Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit
99.1	Fourth Quarter 2020 Earnings Release dated January 20, 2021
99.2	Fourth Quarter 2020 Earnings Release Presentation dated January 20, 2021

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)

By:	/s/ David L. Stoehr
David L. Stoehr Executive Vice President and Chief Financial Officer
Date: January 20, 2021

INDEX TO EXHIBITS

Exhibit
99.1	Fourth Quarter 2020 Earnings Release dated January 20, 2021
99.2	Fourth Quarter 2020 Earnings Release Presentation dated January 20, 2021

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